Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 12, 2007, except for Note 2, as to which the date is May 18, 2007, accompanying the financial statements included in the Annual Report of CardioVascular BioTherapeutics, Inc. on Form 10-K/A Amendment No. 2 for the year ended December 31, 2006. We hereby consent to the incorporation by reference in Registration Statements (No. 333-133656) on Form S-3 and (No. 333-123641) on Form S-8 of CardioVascular BioTherapeutics, Inc. (the “Company”) of our report dated May 18, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, relating to our audit of the financial statements which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A Amendment No. 2 of CardioVascular BioTherapeutics, Inc. for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

June 19, 2007